                                                                EXHIBIT 23(n)(8)

                                   SCHEDULE A

                           TO THE AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN

Bull ProFund                                Leisure Goods & Services UltraSector
Mid-Cap ProFund                             ProFund
Small-Cap ProFund                           Financial UltraSector ProFund
OTC ProFund                                 Healthcare UltraSector ProFund
Europe 30 ProFund                           Industrial UltraSector ProFund
Mid-Cap Value ProFund                       Internet UltraSector ProFund
Mid-Cap Growth ProFund                      Oil Drilling Equipment & Services
Small-Cap Value ProFund                     UltraSector ProFund
Small-Cap Growth ProFund                    Pharmaceuticals UltraSector ProFund
UltraBull ProFund                           Precious Metals UltraSector ProFund
UltraMid-Cap ProFund                        Real Estate UltraSector ProFund
UltraSmall-Cap ProFund                      Semiconductor UltraSector ProFund
UltraOTC ProFund                            Technology UltraSector ProFund
UltraJapan ProFund                          Telecommunications UltraSector ProFund
Bear ProFund                                Utilities UltraSector ProFund and
UltraBear ProFund                           Wireless Communications UltraSector
UltraShort OTC ProFund                      ProFund
Money Market ProFund                        Asia 30 ProFund
Airlines UltraSector ProFund                UltraDow 30 ProFund
Banks UltraSector ProFund                   U.S. Government Plus ProFund
Basic Materials UltraSector ProFund         Short OTC ProFund
Biotechnology UltraSector ProFund           Short Small-Cap ProFund
Consumer Cyclical UltraSector ProFund       Rising Rates Opportunity ProFund
Consumer Non-Cyclical UltraSector ProFund
Energy UltraSector ProFund

Date: May 1, 2002